www.FieldstoneInvestment.com Review of Business Strategy and Results 1st Quarter 2006

FORWARD-LOOKING STATEMENTS This presentation may contain “forward-looking statements” within the meaning of the federal securities laws and, if so, are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) Fieldstone’s ability to successfully implement or change aspects of its portfolio strategy; (ii) interest rate volatility and the level of interest rates generally; (iii) the sustainability of loan origination volumes and levels of origination costs; (iv) continued availability of credit facilities for the liquidity we need to support our origination of mortgage loans; (v) the ability to sell or securitize mortgage loans on favorable economic terms; (vi) deterioration in the credit quality of Fieldstone’s loan portfolio; (vii) the nature and amount of competition; (viii) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (ix) other risks and uncertainties outlined in Fieldstone Investment Corporation’s periodic reports filed with the Securities and Exchange Commission. These statements are made as of the date of this presentation or as otherwise indicated, and Fieldstone undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. DIVIDEND GUIDANCE This presentation contains expectations with regard to 2006 dividends as of June 16, 2006, which are based on, among other things, management’s forecast of REIT taxable income. There can be no assurance that Fieldstone’s actual REIT taxable income or other financial condition or results of operations for the year ending December 31, 2006 will be as anticipated in the 2006 dividend guidance as previously reported. Actual results may be materially higher or lower than the guidance provided for 2006. In addition, the declaration and payment of dividends is subject to review and approval from time to time by Fieldstone’s Board of Directors and there can be no assurance that the Board of Directors will not modify Fieldstone’s dividend payments or expectations. Further, Fieldstone’s REIT taxable income may differ materially from its reported net income due primarily to differing rules between GAAP and tax accounting for the timing of recognition of credit losses, origination expenses, equity based compensation and hedge positions. As noted, the Company is presenting these numbers for historical purposes only and is not reaffirming such dividend guidance herein. Fieldstone’s dividend guidance policy is to generally provide guidance in its quarterly earnings release, and Fieldstone will not change or conform this guidance in any material respect except through a public communication. REGULATION G DISCLOSURES Information on core income from continuing operations before income taxes, core net income, core earnings per share (diluted), core net interest income after provision, core book value per share, pre-tax margin on loans sold, and REIT taxable income appearing elsewhere in this presentation may fall under the SEC’s definition of “non-GAAP financial measures.” Management believes the core financial measures are useful because they include the current period effects of Fieldstone’s economic hedging program but exclude the non-cash mark to market derivative value changes. The portion of the non-cash mark to market amounts excluded from the core financial measures, that ultimately will be a component of future core financial measures, depends on the level of actual interest rates in the future. Management believes the presentation of pre-tax margin on non-conforming loans sold provides useful information to the investors because it discloses the total economic contribution to the Company from the sale of non-conforming loans. Management believes the presentation of REIT taxable income provides useful information to investors regarding the annual distribution to Fieldstone’s investors. As required by Regulation G, a reconciliation of each of these core financial measures to the most directly comparable measure under GAAP is included in this presentation. Disclaimer

Fieldstone Mortgage Company Taxable REIT Subsidiary Established in 1995 Originated $1.0 billion of loans by its Non-Conforming Wholesale and Retail Divisions in the first quarter of 2006 85% from the Non-Conforming Wholesale Division and 15% from Retail Division For the year 2005, $6.1 billion loans were originated by its Non-Conforming Wholesale and Retail Divisions Retained 54% of non-conforming loan production for investment portfolio in 1Q of 2006 Sells non-portfolio loans for cash gains on sale Provides interim servicing and initial loan set up Corporate Structure and Strategy Fieldstone Investment Corporation Mortgage REIT on NASDAQ: FICC 100% ownership $5.5 billion portfolio of Fieldstone’s loans Pay dividends of portfolio earnings, pre-tax Paid $3.60 per share of dividends since 2003 offering ($4.04 per share including 2Q 2006 declared dividend) 1Q ′06 dividend of $0.48 per share 2Q ′06 dividend declared of $0.44 per share

Fieldstone’s Investment Proposition REIT / TRS business model for stable income over time: Investment Portfolio $5.5 billion as of 3/31/06, target approximately $6.0 billion in 2006, 13:1 leverage TRS with national franchise, originating approximately $5.0 billion to $6.0 billion N-C loans in 2006 Retain after tax cash gains from TRS sales of excess loan originations Focus on Portfolio Management: Manage liquidity, interest rate, yield curve and prepayment risk Cash flow immediately from limited leverage and no NIM sales ARM loans primarily, hedge 2/28’s with swaps Issue MBS for life-of-loan match funding, current cash flow Retain our own loan production for high quality and low basis in portfolio CEO first managed REIT mortgage portfolio in 1988 Market Opportunity: Borrowers transition from Conforming to N-C / Alt-A as rates and debt ratios rise N-C lending based on RE values, not falling interest rates Fieldstone focuses on stable owner-occupied purchase sector Residential real estate values will continue to increase over time: RE prices supported by strong demand, limited supply Fieldstone’s average properties are ~ $246,000, $406,000 in CA

Credit Score Distribution Fieldstone Portfolio as of March 31, 2006 _ Investment Portfolio Principal Balance ($ millions) Collateral Characteristics Average Credit Score 648 Hybrid ARMs 94.6% Average Current Coupon 7.3% Average Gross Margin 5.5% Prepayment Fee Coverage 85.9% Full Income Documentation 45.5% Interest Only Loans 58.6% Purchase Transactions 60.4% Primary Residences 95.8% Weighted Average LTV 80.7% - LTV>90% 4.5% - Weighted Average CLTV 92.7% State Concentration-California 39.8% Average Loan Size $188,267 -Average Property Value $245,943 -Average Property Value-CA $405,618 _ $3,137 $4,829 $5,272 $5,530 $5,496 $2,116 $4,111 $4,735 $5,091 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 5% 16% 28% 33% 18% 0% 5% 10% 15% 20% 25% 30% 35% 500-549 550-599 600-649 650-699 >700 % of Portfolio

Investment Portfolio Principal Balance ($ millions) Fieldstone’s Financial Highlights Core Earnings ($ thousands, except per share data) GAAP Revenue Components ($ thousands)* *Excludes discontinued operations ($15,000) ($5,000) $5,000 $15,000 $25,000 $35,000 $45,000 $55,000 1Q 05 2Q 05 3Q 05 4Q 05 1Q 06 Net interest income Gains on sales of mtg loans, net Provision for loan losses - LHFI Other income (expense) $3,137 $4,829 $5,272 $5,530 $5,496 $2,116 $4,111 $4,735 $5,091 $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 Mar-04 Jun-04 Sep-04 Dec-04 Mar-05 Jun-05 Sep-05 Dec-05 Mar-06 1Q 2006 4Q 2005 Net int income after provision $24,800 $27,707 Net cash settlements rec eived 10,264 14,101 Amortization of interest rate swap buydown payments (867) (531) Core net int income after provision 34,197 41,277 Other income (excludes MTM) 350 159 Gains on sales of mtg loans, net 10,295 7,257 Total revenues 44,842 48,693 Total expenses (33,759) (32,820) Core income from continuing operations before income taxes 11,083 15,873 Income tax benefit 729 1,391 Discontinued operations, net of income tax (1,645) 162 Core net income $10,167 $17,426 MTM gain (loss) swaps & caps 1,894 ( 7, 172) Amortization of interest rate swap buydown payments 867 531 Net income $ 12,928 $ 10,78 5 Earnings per share (diluted) $0.27 $0.22 Core earnings per share (diluted) $0.21 $0.36 Book value per share $10.65 $10.86 Core book value per share $10.04 $10.30

Fieldstone intends to pay to its shareholders all its REIT taxable income Fieldstone’s REIT Dividends Dividend guidance for 2006, issued as of June 16, 2006, of between $1.60 and $1.80 per share Distributed initially approximately 85% of the 2005 year’s taxable income Distribute the remaining balance of taxable income in the following year Carried $0.21 per share from 2004 into 2005 2006 dividend guidance included an estimate of $0.38 per share attributable to REIT taxable income from 2005 to be distributed in 2006 * Includes declared dividend of $0.44 per share for stockholders of record as of close of business on June 30, 2006, to be paid on July 31, 2006. Portfolio 1Q $2.1 billion 5-14-2004 $0.07 2Q $3.2 billion 8-13-2004 0.24 3Q $4.1 billion 11-12-2004 0.34 4Q $4.8 billion 12-30-2004 0.44 Total 2004 $1.09 1Q $5.1 billion 4-20-2005 $0.47 2Q $4.8 billion 7-20-2005 0.50 3Q $5.3 billion 10-19-2005 0.51 4Q $5.5 billion 12-30-2005 0.52 Special Dividend 12-30-2005 0.03 Total 2005 $2.03 1Q 2006 $5.5 billion 3-31-2006 $0.48 2Q 2006 6-30-2006 $0.44 * Total Dividends Paid $4.04 * Dividend / Share Record Date Fieldstone's Dividend History Quarter

Fieldstone’s REIT taxable income differs from GAAP pre-tax net income: (7.2) (9.6) (9.0) 6.4 21.5 (0.2) 5.3 (1.9) (0.2) 1.2 Fieldstone’s REIT Taxable Income GAAP provision for loan losses in excess of charge-offs are not deductible for tax accounting Origination expenses recognized for GAAP are deferred for tax accounting Non-cash mark to market of swaps and cap are recognized for GAAP but not for tax accounting TRS pre-tax net (income) loss is not included in REIT taxable income Other GAAP and tax differences Differences greatest as REIT investment portfolio is built, before losses occur Any after tax income of the TRS is retained until a dividend of TRS income is paid to the REIT, and then it is distributed to REIT shareholders as a regular corporate dividend Estimated REIT Taxable Income 1Q 06 2005 $105.0 $15.3 $102.9 GAAP Pre-Tax Net Income $11.1

Non-Conforming Hybrid ARM Mortgage - Initial Gross Interest Margin (prior to ARM re-set) Source: Bloomberg Initial Coupon on 2 year hybrid ARM mortgages will re-set after 24 months. Interest rate will reset to a “margin” of 5% to 6% over 6 month LIBOR. Periodic cap of 3% on the initial rate reset, 1% each reset every six months and 6% life cap . 2 Year Hybrid Gross Int. Margin 1.0 1.5 2.0 2.5 3.0 3.5 4.0 4.5 5.0 5.5 6.0 6.5 7.0 7.5 8.0 8.5 9.0 Jan-03 Mar-03 May-03 Jul-03 Sep-03 Nov-03 Jan-04 Mar-04 May-04 Jul-04 Sep-04 Nov-04 Jan-05 Mar-05 May-05 Jul-05 Sep-05 Nov-05 Jan-06 Mar-06 Coupon % 2/28 Hybrids HFI 2/28 Hybrids HFS 2YR SWAP HFI v. Swap

Life of Pool Portfolio: Positive All-In Returns Components of Net Income - Series 2006-1 (1,000) (500) 0 500 1,000 1,500 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 Seasoning (months) Income/Expense ('000) Net Cash Flow Gross Income Net of Expenses Prepayment Penalty Income Swap Net Income Losses

ROA Life of Pool Analysis: Forward LIBOR Curve Year 1 2 3 4 5 Wtd Avg Average Balance 842,752,685 559,613,064 248,892,979 141,290,127 101,163,118 Current Factor at Year End 78% 38% 20% 12% 0% 1 1 1 1 1 1 Gross WAC (Average) 7.97 8.76 10.99 11.10 11.03 9.00 Prepayment Fee Income 0.60 1.35 0.08 0.67 Deferred Orig. Cost Amort - 0.50 - 0.50 - 0.50 - 0.50 - 0.50 - 0.50 Total Interest Income 8.07 9.61 10.57 10.60 10.54 9.17 1 - month LIBOR 5.11 5.09 5.11 5.16 5.20 5.11 Net Cash Settlements Swap/Cap - 0.31 - 0.25 - 0.21 LIBOR based Financing Cost 4.80 4.84 5.11 5.16 5.20 4.90 Bond Spread over LIBOR 0.46 0.78 0.98 0.84 0.81 0.67 Deferred Issuance Cost Amort 0.16 0.16 0.16 0.16 0.16 0.16 Total Funding Costs 5.42 5.78 6.24 6.16 6.17 5.73 NIM: Pre - Loss 2.65 3.83 4.33 4.44 4.36 3.45 Loan Loss Provision 0.15 1.47 3.75 4.39 3.76 1.52 NIM: Net of Losses 2.51 2.36 0.58 0.05 0.61 1.93 Sub - Servicing Costs 0.22 0.22 0.22 0.22 0.22 0.22 Upfront Origination Costs 1.50 0.67 ROA Estimate 0.79 2.15 0.36 - 0.16 0.39 1.04 ROE (13x Leverage) 20.34 Assumptions - Bear Stearns Model Prepay and Loss Curves for 2006 - 1 - Forward Rates As Of: 03/23/2006 - Origination Expenses: 3.0% - Lifetime Losses: 3.44 (Only 2.77 realised by Call Date)

Hybrid Loans Funded with LIBOR Based Debt Fieldstone Portfolio Hedging Program FIC Weighted Average Swap Cost vs. Debt Outstanding 0 1,000 2,000 3,000 4,000 5,000 6,000 05/23/06 07/23/06 09/23/06 11/23/06 01/23/07 03/23/07 05/23/07 07/23/07 09/23/07 11/23/07 01/23/08 03/23/08 05/23/08 07/23/08 09/23/08 11/23/08 01/23/09 $Millions 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% Weighted Aveage Swap Rate Total Debt Total Swaps Wtd Avg Swap% Forward 1 Month Libor

Gain on Loan Sale Economics

FIELDSTONE INVESTMENT CORPORATION

Percent of principal balance sold:	1Q 2005	2Q 2005	3Q 2005	4Q 2005	YTD 2005	1Q 2006
Gross sales premium, including derivative gain (loss):						
First lien sales	3.00%	3.27%	3.10%	2.34%	3.07%	2.58%
Second lien sales	1.87%	2.66%	1.39%	0.32%	1.53%	1.17%
Combined average sale premium	2.58%	3.22%	2.66%	1.80%	2.75%	2.38%
Fees collected net of premiums paid	0.25%	(0.04%)	0.12%	0.36%	0.09%	0.19%
Net interest margin (1)	0.62%	0.74%	0.41%	0.75%	0.62%	0.61%
Provision for losses - loans sold (2)	(0.42%)	(0.26%)	(0.39%)	(0.40%)	(0.13%)	(0.31%)
	3.03%	3.66%	2.80%	2.51%	3.33%	2.87%
Less:						
Capitalized origination costs (FAS 91)	(0.81%)	(0.77%)	(0.74%)	(0.76%)	(0.75%)	(0.68%)
Other origination costs	(3.32%)	(1.73%)	(1.83%)	(2.87%)	(2.19%)	(2.98%)
	(4.13%)	(2.50%)	(2.57%)	(3.63%)	(2.94%)	(3.66%)
Pre- tax margin on loans sold (3)	**(1.10%)**	**1.16%**	**0.23%**	**(1.12%)**	**0.40%**	**(0.79%)**

(1) Net interest margin is the net interest income on loans held for sale divided by loans sold.

(2) Actual 3Q 05 and 4Q 05 provision was 0.03% and 0.30% respectively, due to the reversal of reserves for prior periods based on positive loan performance; the amount shown above is the amount reserved in the quarters prior to the reversals.

(3) Analysis above includes sales of loans originated by our non-conforming wholesale and retail operations only and excludes sales from our discontinued conforming division

13

Prepayment Summary FMIC Static Pool Prepayment Analysis 0 10 20 30 40 50 60 70 80 90 100 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Deal Seasoning (months) 1-Month CPR (%) Weighted Average of FMIC 2003 Vintage 2003 Non-Prime ARM Data from Intex/CSFB Weighted Average of FMIT 2004 Vintage 2004 Non-Prime ARM Data from Intex/CSFB Weighted Average of FMIT 2005 Vintage 2005 Non-Prime ARM Data from Intex/CSFB

 Loan Performance - Delinquencies FMIC Static Pool Delinquency Analysis 60+ Days Delinquent (OTS Method) 0 2 4 6 8 10 12 14 16 18 20 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Deal Seasoning (months) 60+ Delinquency (%) Weighted Average of FMIC 2003 Vintage 2003 Non-Prime ARM Data from Intex/CSFB Weighted Average of FMIT 2004 Vintage 2004 Non-Prime ARM Data from Intex/CSFB Weighted Average of FMIT 2005 Vintage 2005 Non-Prime ARM Data from Intex/CSFB

Loan Performance – Losses FMIC Static Pool Cumulative Loss Analysis 0.00 0.10 0.20 0.30 0.40 0.50 0.60 0.70 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 Deal Seasoning (months) Cumulative Loss (%) Weighted Average of FMIC 2003 Vintage 2003 Non-Prime ARM Data from Intex/CSFB Weighted Average of FMIT 2004 Vintage 2004 Non-Prime ARM Data from Intex/CSFB Weighted Average of FMIT 2005 Vintage 2005 Non-Prime ARM Data from Intex/CSFB

Market Conditions and Opportunity Non-conforming credit mortgage market is stable Growing segment of the market as consumer debt and interest rates rise Prime borrowers “transition” with higher payments and debt ratios Originations based on real estate values, not changes in interest rates Fixed income market provides deep liquidity Wide demand for the asset class, supports whole loan sale prices Spreads of investment grade MBS are near historic tight margins If spreads widen, Fieldstone will benefit as an investor in its loans Residential real estate values have continued to increase Housing Market driven by growing demand, limited supply Purchase market stable: MBA estimate $1.49 Trillion in 2006, versus $1.51 Trillion in 2005 MBA estimate of home price appreciation is 5.77% in 2006 Positive total return opportunity in REIT investment portfolio Life-of-Pool returns on new ARM loans still attractive Forward rates, losses, prepayments and expenses modeled Ability to grow capital base and portfolio with TRS earnings

National Origination Franchise Corp. HQ Retail Office Wholesale Op Center Retail Op Center Everett Boston Corporate Headquarters, Columbia, Maryland Coral Gables Sacramento Seattle Portland Concord Carson Irvine Encinitas Tucson Denver Las Vegas Phoenix Houston Bloomington Omaha Frisco Louisville Fort Lauderdale Chicago Indianapolis Hanover Atlanta Tampa Overland Park Memphis 64 offices in 22 states 276 wholesale AEs, 4,300 brokers 149 retail LOs Wichita Albuquerque Wholesale Office Chatsworth Arlington Plano Havre de Grace Upper Marlboro Rockville Bethesda Waldorf Virginia Bch

Fieldstone’s Origination Franchise Established loan origination channels (in TRS) since 1996: Focus on loan quality, customer service and operating efficiency Opportunistic product development Revenue-based commissions Quality-based management incentives Cultivate a learning organization to enhance products customer service operating efficiencies Stable business-to-business sourcing: Wholesale originations from professional brokers Retail originations from small financial service companies Compete on service and product design, not rate or credit Mortgage loan operations driven by technology: On-Line loan pre-qualifications and submissions Electronic document delivery, funding and imaging Implementing new origination system to increase loans per person, lower origination cost

Underwriting Philosophy Rigorous appraisal review checklist: AVM screening of all loans Reviews: Enhanced desk reviews, field review or 2nd full appraisal by approved appraisers Chain of title on purchase Local underwriting to prevent fraud Fraud detection added to credit report SSN validation IRS form 4506 on full doc Proof of borrower identity Data integrity and compliance from Fieldscore on-line pre-qual Loan origination system edits Clayton compliance review Borrower benefit analysis in writing on non-conforming refinances Quality Control department tests monthly: 15% sample Investor and banker due diligence Production Manager compensation tied to loan quality and performance “Hardest place to deliver a bad loan”

Servicing Strategy Fieldstone performs key loan set-up and initial quality control functions on all loans Highly rated sub-servicer: JPMorgan Chase Bank Fitch: RPS1- and RSS1- (primary subprime and special servicing, respectively) Moody’s: SQ1 (subprime servicing) S&P: “STRONG” and on its select servicer list Wells Fargo Bank is engaged on securitizations as: Master Servicer, including Servicer Oversight Bond Administrative Agent Ultimately, Fieldstone will look to build or acquire a significant servicing capacity Will allow focus on special servicing, loss mitigation and product refinement Source of revenue, but will increase cost of servicing, at least temporarily

Fieldstone’s Investment Proposition REIT / TRS business model for stable income over time: Investment Portfolio $5.5 billion as of 3/31/06, target approximately $6.0 billion in 2006, 13:1 leverage TRS with national franchise, originating approximately $5.0 billion to $6.0 billion N-C loans in 2006 Portfolio net interest margin paid to shareholders on a pre-tax basis Retain after tax cash gains from TRS sales of excess loan originations Strategic Portfolio Management: Manage liquidity, interest rate, yield curve and prepayment risk Cash flow immediately from limited leverage, no NIM sales ARM loans primarily, hedge 2/28’s with swaps Issue MBS for life-of-loan match funding, current cash flow Retain in portfolio high FICO loans for quality, with a low basis Experienced Management: experience through cycles: CEO first managed public REIT mortgage portfolio in 1988 SVP / Portfolio Manager managed a $12 billion fixed income portfolio and began trading mortgages in 1991 Senior Production management with 20+ years experience in origination and trading Chief Credit Officer has 25+ years as a non-conforming lender CFO has 20+ years experience in risk management and finance with global financial service firms

www.FieldstoneInvestment.com Review of Business Strategy and Results 1st Quarter 2006

www.FieldstoneInvestment.com Supplemental Data 1st Quarter 2006

Life of Pool Portfolio: Cost of Funds and Yield Analysis S-1

Securitization Cash Flow and Economics S-2 Securitization Proceeds Credit Support Levels Fieldstone Securitization Series 2005-3: Bond Sizing Percentage of Mortgage Coupon Industry Deal Economics and Rating: Gross WAC Gross WAC Servicing Net WAC Excess Spread OC BBB A AA Senior Bond Coupon AAA

Peer Review: Weighted Average Coupon vs. FICO S-3 Source: S&P Subprime Trends Report. Data is only for ARM portions of securitized pools. [LTVs in brackets]. Coupon vs. FICO, with LTV Non-Prime ARM Data for 2005 Production Average [82] Saxon [81] RFC [81] OptionOne [78] NewCentury [81] IndyMac [82] Fremont [82] FirstFranklin [82] Fieldstone [82] Countrywide [78] Ameriquest [79] 6.6 6.8 7.0 7.2 7.4 7.6 7.8 595 600 605 610 615 620 625 630 635 640 645 650 FICO WAC

Credit Risk Management Full or Alternative Documentation 24 Month Bank Statements 12 Month Bank Statements Limited Documentation Stated Income Self Employed Stated Income Wage Earner S-4 Weighted Average Credit Score: 646 Credit Score by Income Documentation Level 1Q 2006 Non-Conforming Originations 621 636 644 663 680 629 600 620 640 660 680 700 720 740 Average Credit Score

Credit Risk Management-Risk-Based Pricing Weighted Average Coupon: 7.3% Credit Score _ S-5 Portfolio Composition - Risk-Based Pricing (as of March 31, 2006) 7.8% 7.3% 7.1% 7.0% 8.5% 5.0% 5.5% 6.0% 6.5% 7.0% 7.5% 8.0% 8.5% 9.0% 500-549 550-599 600-649 650-699 >700 Coupon %

Quarterly Loan Originations S-6 $1,468 $861 $217 $236 $165 $151 $976 $1,261 $1,643 $172 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 1Q 2005 2Q 2005 3Q 2005 4Q 2005 1Q 2006 $ Millions Non-Conforming Wholesale Division Retail Division

Portfolio Delinquency Portfolio Delinquency S-7 Delinquency Status Mar-06 % of UPB Dec-05 % of UPB Dec-04 % of UPB Current 4,897,817 $ 89.1% 4,925,656 $ 89.1% 4,424,418 $ 93.4% 30 days past due 331,656 6.1% 359,074 6.5% 230,787 4.9% 60 days past due 94,519 1.7% 93,663 1.7% 38,713 0.8% 90+ days past due 59,063 1.1% 65,810 1.2% 15,487 0.3% In process of foreclosure 112,650 2.0% 86,013 1.5% 25,658 0.6% Total 5,495,705 $ 100.0% 5,530,216 $ 100.0% 4,735,063 $ 100.0% Seriously Delinquent 4.8% 4.4% 1.7%

Finance loans prior to securitization or sale with a diverse group of Wall Street and bank lenders under $1.875 billion in lines of credit Finance retained securities with Wall Street lenders under $400 million with lines of credit. Use mortgage-backed securities (MBS) to finance REIT portfolio Provides long-term financing for portfolio without margin calls MBS market highly liquid Structure securitizations to cash flow NIM from month one Not issuing “NIM” securities Focus on issuing bonds rated BBB or higher Not reliant upon selling low rated and less liquid (BBB- or BB) bonds Highly efficient - weighted average bond spread of LIBOR + 32 bps on 2006-1 (to call) Warehouse and Securitization Financing S-8

FIELDSTONE INVESTMENT CORPORATION AND SUBSIDIARIES

Review of Business Strategy and Results - Non-GAAP Financial Measures

Regulation G Reconciliations

1st Quarter 2006

Core income from continuing operations before income taxes, core net income, core earnings per share (diluted) and core book value per share:

Core income from continuing operations before income taxes, core net income, core earnings per share (diluted) and core book value per share appearing in the first quarter of 2006 presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of core income from continuing operations before income taxes, core net income, core earnings per share (diluted) and core book value per share provide useful information to investors because these measures exclude the non-cash mark to market gains or losses on interest rate swap and cap agreements.  The following table is a reconciliation of income from continuing operations before income taxes, net income and earnings per share (diluted) in the consolidated statements of operations and book value per share, presented in accordance with GAAP, to core income from continuing operations before income taxes, core net income, core earnings per share (diluted) and core book value per share.  The presentation of these core financial measures is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

	Three Months Ended
(Dollars in thousands, except share and per share data)	March 31, 2006	December 31, 2005
Core income from continuing operations before income taxes and core net income:
Income before income taxes	$13,844	9,232
Less: Mark to market (gain) loss on portfolio derivatives included in “Other income (expense) - portfolio derivatives”
Mark to market - interest rate swaps	(1,894)	7,172
Less: Amortization of interest rate swap buydown payments	(867)	(531)
Core income from continuing operations before income taxes	11,083	15,873
Income tax benefit	729	1,391
Discontinued operations, net of income tax	(1,645)	162
Core net income	$10,167	17,426

Core earnings per share:
Net income	$12,928	10,785
Less: Dividends on unvested restricted stock	(78)	(157)
Income available to common shareholders	12,850	10,628
Less: Mark to market (gain) loss on portfolio derivatives	(1,894)	7,172
Amortization of interest rate swap buydown payments	(867)	(531)
Core net income available to common shareholders	$10,089	17,269

Earnings per share - diluted	$0.27	0.22
Core earnings per share - diluted	$0.21	0.36

Diluted weighted average common shares outstanding	48,273,985	48,429,693

Core book value per share:
Equity at end of period	$516,858	526,643
Less: Cumulative mark to market (gain) loss on portfolio derivatives	(28,007)	(26,113)
Amortization of interest rate swap buydown payments	(1,622)	(755)
Core equity at end of period	$487,229	499,775

Book value per share	$10.65	10.86
Core book value per share	$10.04	10.30

Shares outstanding at period end	48,536,485	48,513,985

Core net interest income after provision for loan losses:

Core net interest income after provision for loan losses appearing in the first quarter of 2006, presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of core net interest income after provision for loan losses provides useful information to investors because this measure includes the effect of the net cash settlements on the existing interest rate swap and cap agreements economically hedging the variable rate debt financing the portfolio of mortgage loans and the net cash settlements incurred or paid to terminate those derivatives prior to maturity.  Core net interest income after provision for loan losses does not include the net cash settlements incurred or paid to terminate swaps or caps related to loans ultimately sold. The following table is a reconciliation of net interest income after provision for loan losses in the consolidated statements of operations, presented in accordance with GAAP, to core net interest income after provision for loan losses. The presentation of core net interest income after provision for loan losses is not meant to be considered in isolation or as a substitute for GAAP.

	Three Months Ended
(Dollars in thousands)	March 31, 2006	December 31, 2005
Net interest income after provision for loan losses	$24,800	27,707
Plus: Net cash settlements received (paid) on portfolio derivatives included in “Other income (expense) - portfolio derivatives”	10,264	14,101
Less: Amortization of interest rate swap buydown payments	(867)	(531)
Core net interest income after provision for loan losses	$34,197	41,277

Pre-tax margin on loans sold:

Pre-tax margin on loans sold appearing in the first quarter of 2006 presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of pre-tax margin on loans sold provides useful information to investors because this measure discloses the total economic contribution to the Company from the sale of mortgage loans.  The following table is a reconciliation of gains on sales of mortgage loans, net in the consolidated statements of operations, presented in accordance with GAAP, to pre-tax margin on loans sold.  The presentation of pre-tax margin on loans sold is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

(Dollars in 000’s)	Three Months Ended March 31, 2005		Three Months Ended June 30, 2005	Three Months Ended September 30, 2005	Three Months Ended December 31, 2005	Year Ended December 31, 2005	Three Months Ended March 31, 2006
Gains on sales of mortgage loans, net	$8,469		26,033	19,439	7,257	61,198	10,295
Plus: Net interest margin - non-conforming loans held for sale	3,295		8,791	3,956	3,146	19,188	3,996
Less: Total expenses - non-conforming loans held for sale	(17,591)		(20,842)	(17,228)	(12,183)	(67,844)	(19,480)
Pre-tax margin on loans sold	$(5,827)		13,982	6,167	(1,780)	12,542	(5,189)

Mortgage loans sold	$529,551		1,206,194	943,029	424,824	3,103,598	654,550

Pre-tax margin on loans sold	(1.10%	)	1.16%	0.65%	(0.42% )	0.40%	(0.79% )

Estimated REIT taxable income:

Estimated REIT taxable income appearing in the first quarter 2006 presentation, “Review of Business Strategy and Results,” is a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  Management believes that the presentation of estimated REIT taxable income provides useful information to investors regarding the estimated annual distributions to our investors.  The presentation of estimated REIT taxable income is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.

The following table is a reconciliation of pre-tax net income in the consolidated statements of operations, presented in accordance with GAAP, to estimated REIT taxable income for the three months ended March 31, 2006 and the year ended December 31, 2005.

(Dollars in millions)	Three Months Ended March 31, 2006	Year Ended December 31, 2005
Consolidated GAAP pre-tax net income	$11.1	102.9
Provision for loan losses in excess of actual charge-offs	1.2	21.5
Variance in recognition of net origination expenses	(0.2)	6.4
Taxable REIT subsidiary pre-tax net (income loss)	5.3	(9.6)
Mark to market valuation changes on derivatives	(1.9)	(9.0)
Miscellaneous other	(0.2)	(7.2)
Estimated REIT taxable income	$15.3	105.0